 Exhibit 32.1

CERTIFICATIONS PURSUANT TO
RULE 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

In connection with the filing with the SEC of the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q for the quarter ended April 30, 2008 (the “Report”), John B. Rush, President and Chief Executive Officer and Acting Chief Financial Officer of the Company certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 16, 2008	By:	/s/ John B. Rush
John B. Rush
President, Chief Executive Officer
And Acting Chief Financial Officer